UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2015

K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 15, 2015, K2M Group Holdings, Inc. (“K2M”) appointed Mr. George Z. Moratis to the position of Global Accounting Officer (Principal Accounting Officer). Mr. Moratis, 50, has served as K2M’s Global Accounting Officer since March 2014. From June 2013 to March 2014, Mr. Moratis was a Partner at Tatum LLC and served companies in the utility and medical device industries. From August 2008 to May 2013, Mr. Moratis was Vice President - Assistant Controller of The AES Corporation, a global utility and electric generation company. From August 2005 to May 2008, he served as Executive Vice President - Chief Accounting Officer of InPhonic, Inc. and its successor, Simplexity, Inc., a privately held eCommerce and MVNO solutions provider for the wireless industry. From October 1998 to June 2005, he served in various financial roles, including Chief Financial Officer of Metrocall Holdings, Inc., a telecommunications provider, until its merger with USA Mobility, Inc. in 2004 following which he became Treasurer of the merged company. Mr. Moratis has also held positions with MCI Communications, Inc.; the U.S. Securities and Exchange Commission and Deloitte and Touche, LLP. Mr. Moratis has a B.A in Business Economics from the University of Pittsburgh at Johnstown.

Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute "forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management's expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the sections entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year-ended December 31, 2014, accessible on the SEC's website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	December 18, 2015	By:	/s/ GREGORY S. COLE
		Name: Title:	Gregory S. Cole Chief Financial Officer